Exhibit 23.6
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-05257, 333-38430, 333-21817, 333-26837, 333-57291, 333-57293, 333-78313, 333-38432, 333-61918, 333-88570, 333-61914, 333-109228 and 333-120738) of Sunrise Senior Living, Inc. of our report dated May 18, 2007 relating to the financial statements of Metropolitan Senior Housing, LLC, which appear in Sunrise Senior Living, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008.
/s/PricewaterhouseCoopers LLP
McLean, VA
March 27, 2009